Exhibit 10.3

Comprehensive Credit Agreement

ZHUJIANG RURAL BANK

IMPORTANT NOTE

In order to safeguard your interests, please read the following notes carefully before signing this contract:

I. You have the necessary legal knowledge related to the loan and guarantee.

II. You have read and understood all the terms of this contract and have given full attention to the contents to your rights and obligations.

III. You have ensured that the relevant certificates and materials submitted are authentic, lawful, and valid.

IV. You have confirmed that you have the right to sign this contract.

V. All terms hereof are true expressions of the will of both parties.

VI. Please use a pen to fill in the information required

Comprehensive Credit Agreement

No.: 0200001201900252

Party A (Borrower): Shenzhen Yangang Mingzhu Freight Industry Co., Ltd.

Address: Zone A, 27th Floor, Yantian Industry Service Center, No. 3018, Shayan Road, Shajiao Street, Yantian District, Shenzhen

Zip code: 518000

Legal representative/person in charge: Jinlong Yang

Contacts:

Telephone no.: Fax No.:

Party B (Lender): Shenzhen Pingshan Zhujiang Rural Bank Co., Ltd.

Address: 32nd Floor, 33rd Floor And 165-166 Shops, Block H, Phase 1, Liuhe Commercial Plaza, Pingshan Street, Pingshan District, Shenzhen.

Zip: 518000

Legal representative/person in charge: Bin Wu

Contact: Kaiwen Zhu

Telephone number: 13824370755

Fax No.:

In accordance with the contract law of the People's Republic of China and other relevant laws and regulations, and on the basis of the principles of voluntariness, equality, mutual benefit and good faith, Party A and Party B have reached an agreement to conclude this contract through negotiation.

Article 1 Comprehensive credit line and application scope

1.1 Within the validity period agreed herein, Party B shall provide Party A with the maximum comprehensive credit line in the currency RMB and the amount (in words): Three Million Yuan Only. In the specific business, Party A may use other currencies than the currency stated above. If other currencies are used, the foreign exchange selling price published by Party B on the date of specific business occurrence shall be used to convert into currency herein determined.

1.2 The comprehensive credit line under this contract may be used for the purpose including but not limited to: loan, bill acceptance, letter of credit issuance, guarantee for delivery of goods, packing loan, import and export bill of exchange, import agent payment, letter of guarantee and so on. The specific business mode of credit grant shall be subject to the specific business contract signed by both parties.

1.3 If the comprehensive credit line under this contract is used for bill acceptance, letter of credit issuance and other businesses and the deposit amount is supplemented by the borrower before the business expires, it shall be regarded as a new issuance of the same credit line, and the borrower may continue to use the released credit line. In such case, if the total amount of comprehensive credit line provided by Party B to Party A within the effective period hereof exceeds the maximum amount agreed in paragraph 1.1, this article shall prevail.

Article 2 Comprehensive credit grant period

2.1 The effective term of the comprehensive credit line stipulated in Article 1 of this contract is: from May 6, 2019 to May 5, 2020.

2.2 Party B shall have the right to review the use of the comprehensive credit line hereunder at any time, and shall have the right to adjust the above credit period. The starting date and expiration date of each business transaction under the credit grant term shall be subject to the corresponding documents such as individual contract and receipt of loan.

2.3, Party A shall apply for the use of credit within comprehensive credit period and the date of each specific business contract shall not exceed the deadline of term of comprehensive credit grant (i.e. the loan disbursement date or the date Party A accepts the draft/ issue a letter of credit/ issue a letter of guarantee/ issue a guarantee of delivery are not later than the deadline of this credit grant). If Party B amends the term of comprehensive credit grant, the above-mentioned deadline shall be amended accordingly. The term of use of each line of funds shall not be restricted by whether the term of comprehensive credit grant expires and shall be in accordance with the specific business contract.

Article 3 Use of comprehensive credit line

3.1 Within the credit grant period and comprehensive credit line agreed herein, Party A may use the credit line in one or several times. Party A shall submit a written application to Party B five (5) working days in advance. After the examination and approval of Party B, both parties shall sign a separate specific contract or agreement or submit an application, undertaking or declaration approved by Party B.

3.2 The balance of the credit line used by Party A (that is, the total amount of principal not yet paid off at any point of time) shall not exceed the comprehensive credit line at any time during the period of comprehensive credit grant. Within the period of comprehensive credit grant, Party A may apply for the use of settled credit line again, and the unused amount within the period of comprehensive credit grant will be automatically cancelled after the expiration of the period.

3.3 Fees payable by Party B for bills, letter of guarantees, international trade financing and other services under this contract; the interest rate and exchanged that required to be determined under the loan and import and export trade, shall all be specifically defined in individual business contract.

3.4 This contract shall not obligate Party B to issue credit line to Party A, and Party B shall have the right to adjust the amount of comprehensive credit line hereunder. Party B shall only perform the loan obligation in accordance with the specific business contract when it is signed by Party A and Party B hereunder. If the specific business contract signed by Party A and Party B under this contract is inconsistent with this contract, the specific business contract shall prevail.

Article 4 Transfer of credit grant

4.1 With the written consent of Party B, Party A may transfer the credit line of this contract to a third party, and the specific object and amount of credit transfer are:

4.1.1 / (transferee), amount: (equivalent) / (currency) / (in words);

4.1.2 / (transferee), amount: (equivalent) / (currency) / (in words);

4.1.3 / (transferee), amount: (equivalent) / (currency) / (in words);

4.1.4. /

4.2 Party A shall be jointly liable for the principal, interest, penalty, compound interest and expense of realizing all debts (including contingent debts) incurred under the above credit grant, and the guarantee period shall from the effective date of the specific credit grant contract under the transfer of credit grant to two years after its expiration date.

Article 5 Rights and obligations of Party A

5.1 Party A has the right to apply to Party B for using the credit line within the term of comprehensive credit grant agreed herein.

5.2 Party A warrants that it is a legal entity registered and validly existing in accordance with the law, has the right to dispose of the property under its management, has the right to operate the business related to the use of loan under this contract and its specific business contracts, and has the right to sign and perform this contract and its specific business contracts. Party A ensures that the performance of this contract and its specific business contracts have been approved by the superior competent department or the board of directors, board of shareholders and other competent institutions, and all necessary authorization has been obtained.

5.3 Party A warrants that the execution and performance of this contract and its specific business contracts will not be in violation of any provisions or agreements binding on Party A and its assets, including but not limited to the violation of any security agreement signed by Party A and others or any security commitment issued by Party A to others.

5.4 During the performance of this contract and its specific business contract, Party A shall, as required by Party B, cooperate with the inspection and provide the following information timely including but not limited to:

5.4.1 Business license and the proof of annual inspection, certificate of organization code, proof of identification of legal representative and the necessary personal information, members of the board of directors and major person in charge, financial director, permit of operation, qualified tax registration certificate after the annual inspection performed by tax department, copies of certificate of tax payment issued by tax authority as requested by Party B and the loan note;

5.4.2 All banks, account number and status of credit grant;

5.4.3 The audited balance sheet, income statement, statement changes in equity, sales volume, cash flow statement, foot notes and explanations as required by Party B;

5.4.4 Operation plans, statistic statements, project budgets and final accounts;

5.4.5 All external (including any institution of Party B) guarantees;

5.4.6 Information of all affiliated enterprises and related relationships, and related transactions that have occurred or will occur, accounting for more than 10% (including) of Party A's net assets, and mutual guarantee among group;

5.4.7 Litigation, arbitration, administrative punishment, debt disputes with others, and cases of senior management personnel being investigated for criminal prosecution.

5.5 Party A shall give a written notice to Party B within 30 days prior to the occurrence of the following events, and shall fulfill the obligation of paying off the debts hereunder as agreed by Party B in writing, or provide a new guarantee as agreed by Party B in writing that it will not engage the following activities before paying off all the debts hereunder. These matters including but not limited to contracting, leasing, trust, asset restructuring, debt restructuring, equity restructuring, joint operation, merger and acquisition, reducing its registered capital, applying for dissolution (or cancel), applying for reorganization, bankruptcy application, issuing bonds, borrowing funds from a third party and other financing behavior that substantial increase the debt.

5.6 Party A shall notify Party B in writing within three days after its declaration to suspend business for rectification, to wind up, to dissolve (cancel), reorganization, bankruptcy and other changes in its own structure and legal status or any other circumstances that may endanger its normal operation or the security of Party B's rights of debts, and take full and effective measures to preserve Party B's rights of debts.

5.7 Party A shall not enter into any contract with any third party that is harmful to Party B's rights and interests under this contract and specific business contracts.

5.8 If Party A changes its legal representative, address, name or other senior management personnel, it shall notify Party B in writing within seven days after the change.

5.9 Party A shall repay the capital principal and interest of the specific business incurred hereunder on time and pay the expenses payable on time.

5.10 If Party A uses the credit line for financing international trade (including packaged loans, financing for import and export trade, issuance of letter of credit, letter of guarantee, discount of bills, acceptance of bills, etc.), Party A warrants that it shall conduct business in strict accordance with the Uniform Customs and Practice for Documentary Credits (latest version), the Uniform Rules for Collection (URC522) and other relevant international practices, and shall not damage the reputation and interests of Party B due to any commercial disputes.

5.11 When Party A is part of group, it shall provide to Party B with the relevant group company related information, including but not limited to name, legal representative, actual controllers, registered address, registered capital, the main business, equity structure, senior management, financial condition, material assets condition, guarantee and important lawsuit of other members of group. And shall timely report to Party B in writing of its net assets of more than ten percent (including) related party transactions, including but not limited to the relationship, nature of transaction, amount of transaction or relevant proportion and pricing policy.

5.12 Party A warrants that all documents and materials provided to Party B are true, accurate, legal and valid.

5.13 Party A warrants that the energy conservation and emission reduction of the project supported by the loan funds hereunder shall comply with national laws and regulations and regulations of regulatory authorities. If Party A fails to fulfill its commitment or the risk of energy consumption or pollution, Party B may take the following measures: to terminate the contract; to accelerate the repayment of loans under this contract; to announce the early maturity of the loan under this contract. When Party B takes the above-mentioned measures, Party A agrees that Party B shall exercise the relevant guarantee rights in advance.

5.14 If Party A uses real property as collateral, it shall promptly inform Party B when it knows the information that the mortgaged property will be removed. If Party A fails to inform Party B in time and the collateral is lost, Party B shall have the right to stop making new loans or request for prepayment of existing loans.

Article 6 Rights and obligations of Party B

6.1 Party B has the right to request Party A to provide documents related to credit grant.

6.2 Party B shall have the right to instruct its branches to grant credit to Party A as agreed herein.

6.3 If Party A uses the credit line and signs a specific business contract, Party B shall have the right to check the specific business conditions at any time and urge Party A to use the credit funds according to the purposes provided in the contract.

6.4 Party B shall have the right to ask Party A to repay the principal and interest of the credit grant on schedule.

6.5 Party B shall promptly accept Party A's application for using the credit line.

6.6 Party B shall keep confidential of information and information related to its debts, finance, production and operation provided by Party A, unless otherwise provided by laws and regulations.

6.7 During the validity period of this contract, Party B shall promptly announce the change of address when it changes its domicile.

Article 7 Special provisions on credit grant and affiliated transactions of group clients

7.1 Group customers refer to enterprises and institutions with the following characteristics:

7.1.1 Directly or indirectly controlling or being controlled by other enterprises or institutions in equity or business;

7.1.2 Jointly controlled by third party enterprises and institutions;

7.1.3 Major investors, key management personnel or close family members (including direct relatives within three generations and collateral relatives within two generations) jointly controls directly or indirectly;

7.1.4 If there is any other relationship that may not transfer assets or profits in accordance with the fair price principle, it shall be regarded as a group customer for credit grant.

7.2 To group clients, Party A should report to Party B of related party transaction with more than 10% of net assets involved within 10 days from the date of transaction. Report shall include the relationship of parties, transaction type and the nature of the transaction, amount of transaction or relevant proportion and pricing policies (including transaction with no amount or transaction with only a symbolic amount).

Article 8 To recover the loan in advance

During the performance of this contract, if Party A is under any of the following circumstances, Party B shall have the right to stop issuing the remaining credit line and require Party A to pay off the used credit line in advance:

8.1 Party A provides false materials or conceals important business financial facts;

8.2 Party A changes the use of financing funds without Party B's consent or engage in illegal or illegal transactions with financing funds;

8.3 Any change of the security hereunder to the detriment of Party B's rights of debts, including but not limited to the damage, loss or value reduction of the collateral or pledge, or any breach of any obligation by the guarantor in the security contract, and failures of provision of new security as required by Party B;

8.4 During the validity period of this contract, Party A expressly states or indicates by its own conduct that it is unable or fails to perform its obligations in accordance with the provisions of this contract or specific business contracts;

8.5 Party A transfers property, withdraws funds surreptitiously, evades debts or has other behaviors that damage the rights and interests of Party B;

8.6 Party A fails to fulfill its commitment in Article 5 hereof or fails to fulfill its obligations hereunder or in specific business contracts;

8.7 Party A refuses to accept Party B's supervision and inspection of its use of credit funds and related business activities;

8.8 Party A uses the false contract with the related parties or uses notes receivable, accounts receivables and other assets with no real trade background to claim the discounting of bills or pledge or to obtain financing from Party B;

8.9 Party A intends to evade or cancel Party B's claims through related party transactions;

8.10 There are any changes of operation mode, corporate structure, legal status of Party A, including but not limited to contracting, leasing, trust, asset restructuring, debt restructuring, shareholding reform, jointly operation, merger and acquisition, split, transfer of property, joint venture (cooperative), reducing its registered capital or applying for suspending business for rectification, applying for reorganization, applying dissolution and applying for bankruptcy, or performing the obligation of settling debts of specific business contract under this contract or providing the new guarantee approved by Party B without Party B's written consent;

8.11 There is a serious crisis in the overall credit, business and financial status of Party A's group customers, which poses a major threat to the security of Party B's loans;

8.12 The deterioration of Party A's business and financial situation, inability to pay off maturing debts, or major economic litigation or arbitration or other legal disputes, seriously affects and threatens the realization of Party B's claims;

8.13 Party A suspends its business, dissolve, wind up, has its business certificate revoked or cancelled;

8.14 Party A's breach of any other obligation under this contract, or the guarantor's breach of any obligation under this contract, which Party B considers to be sufficient to affect the realization of its creditor's right.

Article 9 Validity, alteration and termination of the contract

9.1 This contract shall come into force upon being signed by both parties. Party B shall not be obliged to allow Party A to use any credit line until Party A and the guarantor have entered into the security contract and completed the procedures stipulated in the security contract as required by Party B and have taken effect/the mortgage has been established/the pledge has been established.

9.2 Neither party shall amend this contract without authorization after it comes into force. If it is necessary to make any change, both parties shall reach a written agreement on such change. This contract shall remain valid until the agreement is reached.

9.3 Upon the entry into force of this contract, neither party shall terminate this contract in advance unless otherwise agreed herein. If it is necessary to terminate this contract, both parties shall reach a written agreement.

Article 10 Liability for breach of contract

After this contract comes into force, both parties shall perform their obligations under this contract. Any party's failure or incomplete performance of this contract shall constitute a breach of contract and such party shall be liable for breach of contract in accordance with the provisions of law and this contract. When Party A breaches the contract, Party B shall have the right to take the following measures:

10.1 Immediately stop Party A from using the credit granted hereunder;

10.2 Stop the payment of unused credit line under this contract and specific business contracts, and withdraw some or all of the issued credit lines before the payment;

10.3 Deduct from Party A's account the principal, interest, compound interest, penalty interest and other ancillary expenses payable by Party A at maturity. If the currency in Party A's account is inconsistent with the currency of its debt, Party B shall have the right to convert it into the currency of its debt at the exchange rate of the day so as to realize Party B's creditor's rights.

10.4 Party A shall indemnify Party B for any other losses caused by Party A’s fault.

Article 11 Dispute resolution

All disputes between Party A and Party B arising from this contract or specific business contract shall be settled through negotiation. If no agreement can be reached through negotiation, either party may settle the disputes in the way as determined in A below:

A. Bring a lawsuit to the competent people's court in the place where Party B is located;

B. Submit / to the arbitration commission for arbitration.

Article 12 Supplementary provisions

12.1 During the term hereof, if Party A fails to notify Party B in writing of any change in Party A's name, legal representative and domicile, all documents sent to Party A by Party B according to such information as name, legal representative and domicile before the change shall be deemed to have been successfully delivered.

12.2 Party A shall bear all expenses related to registration, insurance, notarization, appraisal, appraisal, transportation and storage of pledged property hereunder. If it is paid by Party B, Party B shall have the right to deduct it directly from Party A's account.

12.3 Each specific contract and annex signed by Party A and Party B in accordance with this contract including the application of letter of credit, amendment application of letter of credit, letter of commitment, application of guarantee for export, statements of declaration are all part of this contract, and overall form into a contract. If the specific loan contract is inconsistent with the contents of its debt acknowledge, the debt acknowledge shall prevail.

12.4 This contract is made in duplicate, with one held by Party A and one held by Party B, share the same legal effect.

Article 13 Other provisions

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(signature page, no text)

Party A (seal)

Shenzhen Yangang Mingzhu Freight Industry Co., Ltd [Corporate Seal Affixed Here]

Signature of Party A's legal representative (or authorized representative):

/s/ Jinlong Yang

Date: April 29, 2019

Party B (seal):

Shenzhen Pingshan Zhujiang Rural Bank [Corporate Seal Affixed Here]

Signature of Party B’s legal representative (or authorized representative):

/s/ Bin Wu

Date: April 29, 2019

Place of signing: Shenzhen